CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2009, except for Note 19, as to which the date is April 28, 2009, relating to the financial statements of DigitalGlobe, Inc., which appears in DigitalGlobe Inc.’s Registration Statement on Form S-1 filed May 13, 2009.
PricewaterhouseCoopers LLP
Denver, CO
May 19, 2009